Exhibit 23.02

CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of Global Macro Trust of our report dated April 8, 2009 on the statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2008 which appears in such Prospectus.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

August 10, 2009